UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2015

CANNAPHARMARX, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-27055	27-4635140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE COLLINS DRIVE, SUITE 100, SALEM BUSINESS CENTER CARNEYS POINT, NEW JERSEY	08069
(Address of Principal Executive Offices)	(Zip Code)

(856) 376-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2015, CannaPharmaRx, Inc., a Delaware corporation (the “Company”), executed a Confidential Settlement and Release of Claims Agreement dated March 30, 2015 by and between the Company, Gary Herick (“Herick”), Gerald Crocker (“Crocker”), James Smeeding (“Smeeding”), Robert Liess (“Liess”), Mathew Sherwood (“Sherwood”), Gary M. Cohen (“Cohen”), CannaPharmaRx, Inc., a Colorado corporation (“Canna Colorado”), and each of the other parties thereto (the “Settlement Agreement”). Pursuant to the terms of the Settlement Agreement, a lawsuit filed in Florida on October 30, 2014 against the Company, Canna Colorado, Herick, Crocker, Smeeding, Sherwood and Liess by Cohen has been resolved and dismissed. The parties amicably resolved their differences before any discovery occurred or before any decision by the court on the merits of any claims. Cohen had alleged various contract and employment-related claims, as well as made allegations of what he believed had been corporate fraud, misappropriation, breach of fiduciary duty, and U.S. federal securities laws and Sarbanes-Oxley Act violations. The Company and all the individuals who had been sued categorically denied of all Mr. Cohen’s claims and allegations, have maintained that the allegations were false and were prepared to assert counterclaims of their own. As part of the parties’ resolution, Cohen has agreed to retract his allegations.

In addition, the Company and Cohen have resolved their differences in the Company’s lawsuit filed against Cohen on November 11, 2014 in New Jersey. The Company has dismissed its claims of libel and tortious interference. In his answer to the complaint, Cohen maintained that he had not libeled the Company or tortuously interfered with its business relationships.

As part of the Settlement Agreement, the Company agreed to purchase all of Mr. Cohen’s 2,250,000 shares of Canna Colorado for a purchase price of $350,000, with $85,000 payable up front and the remainder payable in equal installments of $15,000 per month over the next 17 months, and a payment of $10,000 in the eighteenth month. In addition, in the Settlement Agreement, the Company agreed to grant 600,000 unregistered restricted shares of its common stock to Mr. Cohen pursuant to a subscription agreement (the “Subscription Agreement”). No additional consideration is payable by Mr. Cohen for the Shares, except as provided in the Settlement Agreement.

On April 1, 2014, Mr. Cohen and the Company entered into the subscription agreement pursuant to which Mr. Cohen will be issued the aforementioned 600,000 shares of common stock (the “Shares”) to Mr. Cohen in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. On April 1, 2014, Mr. Cohen and the Company also entered into a metering agreement, attached to the Subscription Agreement as Exhibit A and incorporated therein by reference (the “Metering Agreement”) pursuant to which he agreed to certain restrictions and limitations on his ability to transfer the Shares, including not to sell the Shares for one year (except with the consent of the Company), to abide by certain volume limitations on sales after one year, and to notify the Company of certain sales of the Shares.

The foregoing descriptions of the Settlement Agreement and the Metering Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the Settlement Agreement and the Metering Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding Mr. Cohen’s subscription for 600,000 Shares is incorporated into this Item 3.02 by reference. The Shares have not yet been issued.

Item 9.01.	Exhibits.

(d)	Exhibits

10.1	Confidential Settlement and Release of Claims Agreement dated as of March 30, 2015 by and between the Company, Gary Herick, Gerald Crocker, James Smeeding, Robert Liess, Mathew Sherwood, Gary M. Cohen, CannaPharmaRx, Inc., a Colorado corporation, and each of the other parties thereto.

10.2	Metering Agreement dated as of April 1, 2015 by and among the Company and Gary M. Cohen (included in Exhibit 10.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNAPHARMARX, INC.

Dated: April 3, 2015	By:	/s/ Gerald E. Crocker
Gerald E. Crocker
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description

10.1	Confidential Settlement and Release of Claims Agreement dated as of March 30, 2015 by and between the Company, Gary Herick, Gerald Crocker, James Smeeding, Robert Liess, Mathew Sherwood, Gary M. Cohen, CannaPharmaRx, Inc., a Colorado corporation, and each of the other parties thereto.***

10.2	Metering Agreement dated as of April 1, 2015 by and among the Company and Gary M. Cohen (included in Exhibit 10.1).

***	Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.